Investor Relations inquiries:	Media inquiries:
Debbie Laudermilk Director of Investor Relations 512.821.4102 Investor.relations@golfsmith.com	Andy Craig Fair Share Consulting, Inc. 512.794.5906 Andy@fairshareconsulting.com

Golfsmith Announces First Quarter 2007 Results

AUSTIN, Texas — May 8, 2007 — Golfsmith International Holdings, Inc., (NASDAQ: GOLF) today announced its financial results for the first quarter 2007, ended March 31, 2007.

For the first quarter of 2007, Golfsmith reported net revenues of $77.7 million compared with net revenues of $74.8 million for the first quarter of fiscal 2006. The increase of 3.8 percent was largely due to net revenues from 13 non-comparable retail stores that were opened subsequent to April 1, 2006. This increase was partially offset by a 9.3 percent decrease in net revenues from its direct channel and a 5.7 percent decrease in comparable store sales.

Comparable store sales for the quarter continued to be impacted by increased competition in certain major geographic markets and declining sales in the clubmaking business.

The company reported an operating loss of $3.9 million compared with an operating income of $1.9 million for the same period of fiscal 2006. Gross margins and operating income were pressured by a higher sales mix of lower margin products, such as golf clubs and electronic accessories, and a lower sales penetration of higher margin items such as clubmaking products. The company’s operating results were also affected by increased selling, general and administrative expenses associated with 13 store openings since the first quarter of 2006, increased advertising expenses to support a larger store base and national promotions, and increased costs associated with being a public-equity company.

The company also reported a net loss of $4.9 million, or a loss per diluted share of $0.31 based on 15.7 million fully diluted weighted average shares outstanding. This compares with a net loss of $0.9 million, or a loss per diluted share of $0.09 based on 9.8 million fully diluted weighted average shares outstanding, in the three months ended April 1, 2006.

“The first quarter was a challenging and disappointing quarter,” said Jim Thompson, chief executive officer and president of Golfsmith. “Revenue and gross profit growth in our comparable retail stores and direct channel business were impacted by several factors, including increased competition, heightened promotional activities in certain major markets, continued decline of the clubmaking business and slower-than-expected sales of new drivers. Additionally, golf rounds played in the United States as reported by the National Golf Foundation were down four percent versus the first quarter of 2006,” said Thompson. “While some of these factors will likely impact results, we remain focused on our multi-channel business model, brand strength and Guest First program which distinguishes us from our competition,” Thompson said.

Outlook
Based on the results of first quarter and the continued softness in demand early in the second quarter, the company is updating its outlook.

For the second quarter of fiscal year 2007, the company anticipates net revenues to range from $123 to $126 million, and comparable store sales of between negative 4.5 percent and negative 6.5 percent. The diluted earnings per share is expected to be between $0.36 and $0.41 based on fully diluted weighted average shares outstanding of 15.8 million.

For the full year of fiscal 2007, the company has modified its original guidance and now expects net revenues to range from $389 million to $400 million and comparable store sales of flat to negative 3%. The diluted earnings per share are expected to be between $0.30 and $0.45 based on fully-diluted weighted average shares outstanding of 15.8 million. The company still expects the total new store openings in 2007 to be 12 to 14 stores. Three stores were opened in first quarter and another four have already opened in the second quarter. In addition, the company plans to open four more stores in the second quarter.

Conference Call Information
The company will host a conference call today at 4:30 p.m. eastern time to discuss the first quarter 2007 financial results. The call will be simulcast over the Internet at https://investors.golfsmith.com. A replay will be available for 30 days after the call at the aforementioned website. Telephone replays can be accessed for seven days following the call by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and entering passcode 30074593.

About Golfsmith
Golfsmith International Holdings, Inc., (NASDAQ: GOLF) is a 40-year-old specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its guests the convenience of shopping in its 69 stores across the United States, through its Internet site at www.golfsmith.com and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to the Risk Factors set forth in Item 1A. Risk Factors in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.

The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

Golfsmith International Holdings, Inc.
Consolidated Balance Sheets
	March 31, 2007	December 30,
	(Unaudited)	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,083,717	$1,801,631
Receivables, net	2,361,282	1,387,786
Inventories	100,141,331	88,174,797
Prepaid expenses and other current assets	8,656,909	9,938,863

Total current assets	113,243,239	101,303,077
Property and equipment:
Land and buildings	21,454,857	21,433,166
Equipment, furniture, fixture and autos	32,566,600	25,181,495
Leasehold improvements and construction in progress	26,806,276	30,663,227

	80,827,733	77,277,888
Less: accumulated depreciation	(22,866,412)	(21,203,855)

Net property and equipment	57,961,321	56,074,033
Goodwill	42,557,370	42,557,370
Tradename	11,158,000	11,158,000
Trademarks	14,064,189	14,064,189
Customer database, net	1,699,603	1,794,025
Debt issuance costs, net	503,138	533,088
Other long-term assets	424,021	435,568

Total assets	$241,610,881	$227,919,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,953,507	$51,944,778
Accrued expenses and other current liabilities	15,717,516	17,531,310
Line of credit	48,737,000	41,533,013

Total current liabilities	128,408,023	111,009,101
Deferred rent	7,596,481	6,799,142

Total liabilities	136,004,504	117,808,243
Total stockholders’ equity	105,606,377	110,111,107

Total liabilities and stockholders’ equity	$241,610,881	$227,919,350

Golfsmith International Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended
	March 31, 2007	April 1, 2006
	(Unaudited)	(Unaudited)
Net revenues	$77,662,496	$74,810,296
Cost of products sold	51,579,270	49,007,939

Gross profit	26,083,226	25,802,357
Selling, general and administrative	29,351,900	23,702,479
Store pre-opening expenses	630,766	199,749

Total operating expenses	29,982,666	23,902,228
Operating income (loss)	(3,899,440)	1,900,129
Interest expense	(983,490)	(3,059,426)
Interest income	5,902	10,783
Other income	31,998	322,064
Other expense	(42,979)	(42,944)
Income (loss) before income taxes	(4,888,009)	(869,394)
Income tax expense	(20,982)	—

Net income (loss)	$(4,908,991)	$(869,394)

Net income (loss) per share:
Basic	$(0.31)	$(0.09)
Diluted	$(0.31)	$(0.09)
Weighted average number of shares outstanding:
Basic	15,730,759	9,803,712
Diluted	15,730,759	9,803,712